EXHIBIT 5.4

201 ST. CHARLES AVENUE NEW ORLEANS, LOUISIANA 70170-5100 504-582-8000 FAX 504-582-8583 www.joneswalker.com

August 9, 2017

Parker Drilling Company
5 Greenway Plaza, Suite 100
Houston, Texas 77046

Ladies and Gentlemen:
We have acted as special Louisiana counsel to Parker Technology, L.L.C., a Louisiana limited liability company (“Parker Technology”), and 2M-Tek, Inc., a Louisiana corporation (“2M-Tek” and, together with Parker Technology, collectively, the “Louisiana Guarantors” and individually, a “Louisiana Guarantor”), in connection with the Registration Statement on Form S-3 filed on June 30, 2017 (the “Registration Statement”) by Parker Drilling Company, a Delaware corporation (the “Company”), the Louisiana Guarantor and the additional registrants named therein with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate aggregate initial offering price or number of (a) shares of the Company’s common stock (the “Common Stock”), (b) shares of the Company’s preferred stock (the “Preferred Stock”), (c) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”), (d) unsecured senior debt securities of the Company (the “Senior Debt Securities”) or subordinated debt securities of the Company (the “Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “Debt Securities”), (e) guarantees of the Debt Securities (the “Guarantees”) and (f) warrants to purchase the Common Stock, Preferred Stock, Depositary Shares, Debt Securities or other securities or any combination of the foregoing.
Any Senior Debt Securities are to be issued under an indenture to be entered into among the Company, the guarantors named therein (the “Guarantors”) and a trustee who will be named therein, a form of which is attached to the Registration Statement as Exhibit 4.5, and, if applicable, one or more supplemental indentures thereto (the “Senior Debt Indenture”). Any Subordinated Debt Securities are to be issued under an indenture to be entered into among the Company, the Guarantors, if applicable, and a trustee who will be named therein, a form of which is attached to the Registration Statement as Exhibit 4.6, and, if applicable, one or more supplemental indentures thereto (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, collectively, the “Indentures” and individually, the “Indenture”).
In connection with the opinion set forth below, we have examined originals or certified copies of (a) the Registration Statement; (b) the form of Indenture; (c) the articles of organization and operating agreement of Parker Technology (the “Parker Technology Organizational Documents”); (d) a certificate of good standing for Parker Technology issued by the Louisiana Secretary of State dated as of June 27, 2017; (e) certain resolutions of the board of managers of Parker Technology dated as of June 26, 2017; (f) the articles of incorporation and bylaws of 2M-Tek (the “2M-Tek Organizational Documents” and, together with the Parker Technology Organizational Documents, the “Organizational Documents”); (g) a certificate of good standing for 2M-Tek issued by the Louisiana Secretary of State dated as of June 29, 2017; and (h) certain resolutions of the board of directors of 2M-Tek dated as of June 26, 2017. We also have made such

ALABAMA ▪ ARIZONA ▪ CALIFORNIA ▪ DISTRICT OF COLUMBIA ▪ FLORIDA ▪ GEORGIA ▪ LOUISIANA ▪ MISSISSIPPI ▪ NEW YORK ▪ OHIO ▪ TEXAS
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investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters on information and certificates obtained from public officials, officers of the Louisiana Guarantors and other sources believed by us to be responsible. In the course of the foregoing investigations and examinations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us and (iii) the legal capacity and competency of all natural persons.
Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
1.    Parker Technology has been duly organized and is an existing limited liability company in good standing under the laws of the State of Louisiana.
2.    2M-Tek has been duly incorporated and is an existing corporation in good standing under the laws of the State of Louisiana.
3.    The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each Louisiana Guarantor.
4.    Each Louisiana Guarantor has the corporate or limited liability company, as applicable, power and authority to authorize the form and terms of, and the performance, issuance and sale by each Louisiana Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the applicable Indenture as contemplated by the Registration Statement.
5.    The execution, delivery and performance of the applicable Indenture and the issuance and sale of any Guarantee by each Louisiana Guarantor will be duly authorized by all necessary corporate or limited liability company, as applicable, action when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the applicable Indenture and authorized by all necessary corporate, limited liability company or partnership action, as applicable, of the Company and the applicable Guarantors; and (b) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.
For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any Guarantee: (a) at the time any Debt Securities or Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (b) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and the Guarantees offered thereby and all related documentation and will comply with all applicable laws; (c) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (d) at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (e) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate, limited liability company or partnership action of the Company and the applicable Guarantors and duly executed and delivered

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by the Company, the applicable Guarantors and the other parties thereto; (f) the execution, delivery and performance by each Louisiana Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by each Louisiana Guarantor of the applicable Indenture and the Guarantee will not (i) contravene or violate the Organizational Documents of such Louisiana Guarantor, or any law, rule or regulation applicable to such Louisiana Guarantor, (ii) result in a default under or breach of any agreement or instrument binding upon such Louisiana Guarantor, or any order, judgment or decree of any court or governmental authority applicable to such Louisiana Guarantor, or (iii) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (g) the authorization by each Louisiana Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by each Louisiana Guarantor, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (h) the applicable Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (i) the Organizational Documents of each Louisiana Guarantor and the resolutions of the board of managers or the board of directors, as applicable, of each Louisiana Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.
The opinions expressed herein are limited to the laws of the State of Louisiana, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Louisiana, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provisions relating to rights to indemnification or contribution. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning the enforceability of the Indenture, the Debt Securities or the Guarantees.
This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks only as of the date hereof. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.
Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without prior written permission.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

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/s/ Jones Walker LLP
JONES WALKER LLP

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